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                                                                    Exhibit 10.4


                    IN THE COMMONWEALTH COURT OF PENNSYLVANIA
                    -----------------------------------------


M. Diane Koken,                  :
Insurance Commissioner of the    :
Commonwealth of Pennsylvania,    :
                 Plaintiff       :
                                 :
                           v.    :
                                 :
Reliance Insurance Company,      :
                  Defendant      : No. 269 M.D. 2001


IN RE: Petition to Approve Settlement Agreement Between the Liquidator and the Creditors Committees of Reliance Group Holdings, Inc. and Reliance Financial Services Corp.



                                      ORDER
                                      -----

                  AND NOW, this 19th day of June 2003, upon consideration of the Petition to Approve Settlement Agreement Between the Liquidator and the Creditors Committees of Reliance Group Holdings, Inc. and Reliance Financial Services Corp. (Petition) filed on behalf of M. Diane Koken, Insurance Commissioner of the Commonwealth of Pennsylvania as Liquidator of Reliance Insurance Company (Liquidator), and any responses thereto, and the fact that no objections have been raised to the Petition, the Petition is GRANTED, and it is further ORDERED that

         1. the Liquidator shall execute, deliver and perform under the terms of the Settlement Agreement in this matter dated April 1, 2003, attached to and incorporated in this Order, pursuant to the authority granted under 40 P.S. ss.221.23;

         2. the provisions contained in paragraphs 1, 2 and 3 of the Side Letter dated April 4, 2003 attached to this Order are incorporated in and a made a part of this Order;

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         3. this Court's Order of October 3, 2001, placing Reliance Insurance
Company into liquidation proceedings and requiring property of Reliance Insurance Company held by other parties to be turned over to Reliance Insurance Company, shall not be applicable to or have any effect on the property of Reliance Group Holdings and Reliance Financial Services Corporation, or their successors, except as otherwise provided in the Settlement Agreement; and

         4. any valid claim arising out of the breach of any obligation, including payment obligation, by the Liquidator or Reliance Insurance Company under the Settlement Agreement shall be deemed to be a first priority administrative claim for Reliance Insurance Company, pursuant to 40 P.S. ss.221.44(a).

                  FURTHER, the Liquidator, through her counsel is hereby directed to serve a copy of this order, forthwith, upon all parties listed on the master service list via U.S. mail, or, where designated, fax or e-mail. The Liquidator is directed to file with the court in the Office of the Prothonotary, 9th Floor the Widener Building, 1339 Chestnut Street, Philadelphia, PA 19107, by 3:00 p.m. on June 29, 2003, an affidavit, that service, as outlined above, has been effected.



                                /s/  James Gardner Colins
                                JAMES GARDNER COLINS, President Judge